Exhibit 99.1

Zai Lab Announces the Appointment of Josh Smiley as Chief Operating Officer

SHANGHAI, SAN FRANCISCO, and CAMBRIDGE, Mass. March 15, 2022 (EDT)—Zai Lab Limited (NASDAQ: ZLAB; HKEX: 9688), a patient-focused, innovative, commercial-stage, global biopharmaceutical company, today announced the appointment of Josh Smiley as its Chief Operating Officer (COO). Mr. Smiley brings over 26 years of experience working within the biopharmaceutical industry, including experience leading finance, corporate strategy, business development, venture capital and the Global Business Services operations at Eli Lilly and Co (Lilly).

“We are very pleased we will be able to welcome Josh at this exciting time, when we have so many potential breakthrough therapies in our pipeline,” said Dr. Samantha Du, CEO and Chair of the Board of Zai Lab. “Josh’s extensive leadership expertise developed through his management of a global company make him particularly well-suited for Zai Lab given our current and future opportunities for growth and expansion. He will be a pivotal architect of our ongoing mission to expand across geographies, diversify our financial footprint and enhance our mission of bringing important medicines to patients around the world. I am very confident that his commitment to high ethical standards and operational excellence will be instrumental in our mission to become a leading global company.”

Mr. Smiley will report directly to Dr. Du and will be a key member of Zai Lab’s executive committee. He will oversee all aspects of business, finance, and global operations. Mr. Smiley will be COO of Zai Lab beginning on August 1, 2022, following the completion of his leave with his current employer.

“I am thrilled to be joining Zai Lab,” said Mr. Smiley. “Zai is on its way to becoming a leading global biotech company, leveraging its outstanding commercial success in Asia and its development of global products. The advancement of Zai’s proprietary research pipeline and the diversification of its portfolio beyond its traditional strength in oncology present tremendous opportunities. This is an exciting time to be joining, as there are so many strengths to build upon.”

Mr. Smiley began his career at Lilly in 1995, holding leadership positions across the organization culminating in his most recent role as Senior Vice President and Chief Financial Officer. Mr. Smiley is a graduate of Harvard College, where he received his AB in History.

Mr. Smiley will relocate to the Boston area and be based in Zai Lab’s office in Cambridge, Massachusetts.

About Zai Lab

Zai Lab (NASDAQ: ZLAB; HKEX: 9688) is a patient-focused, innovative, commercial-stage, global biopharmaceutical company focused on developing and commercializing therapies that address medical conditions with unmet needs in oncology, autoimmune disorders, infectious diseases, and neuroscience. To that end, our experienced team has secured partnerships with leading global biopharmaceutical companies in order to generate a broad pipeline of innovative marketed products and product candidates. We have also built an in-house team with strong product discovery and translational research capabilities and are establishing a pipeline of proprietary product candidates with global rights. Our vision is to become a leading global biopharmaceutical company, discovering, developing, manufacturing, and commercializing our portfolio in order to impact human health worldwide.

For additional information about Zai Lab, please visit www.zailaboratory.com or follow us at www.twitter.com/ZaiLab_Global.

Zai Lab Forward-Looking Statements

This press release contains statements about future expectations, plans and prospects, including, without limitation, statements relating to the prospects and plans for Zai Lab’s management, operations, and growth potential. These forward-looking statements may contain words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “possible,” “potential,” “will,” “would” and other similar expressions. Such statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, nor are they guarantees or assurances of future performance. Forward-looking statements are based on our expectations and assumptions as of the date of this press release and are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including but not limited to (1) our ability to successfully commercialize and generate revenue from our approved products, (2) our ability to finance our operations and business initiatives and obtain funding for such activities, (3) our results of clinical and pre-clinical development of our product candidates, (4) the content and timing of decisions made by the relevant regulatory authorities regarding regulatory approvals of our product candidates, (5) the effects of the novel coronavirus (COVID-19) pandemic on our business and general economic, regulatory, and political conditions, and (6) the risk factors identified in our most recent annual or quarterly report and in other reports we have filed with the U.S. Securities and Exchange Commission. We anticipate that subsequent events and developments will cause our expectations and assumptions to change, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

For more investor-related information about Zai Lab, please go to www.SEC.gov or visit www.zailaboratory.com.

For more information, please contact:

Investor Relations: Ron Aldridge / Lina Zhang

+1 (781) 434-8465 / +86 136 8257 6943

ronald.aldridge@zailaboratory.com /lina.zhang@zailaboratory.com

Media: Danielle Halstrom / Xiaoyu Chen

+1 (215) 280-3898 / +86 185 0015 5011

danielle.halstrom@zailaboratory.com / xiaoyu.chen@zailaboratory.com

Source: Zai Lab Limited